Exhibit 99.1


                    FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

The Financial Statements of A-Mark Precious Metals, Inc., together with the report of the Independent Registered Public Accounting Firm thereon, are presented under this Exhibit.


                                      INDEX

Report of Independent Registered Public Accounting Firm                       7
Consolidated Balance Sheet - June 30, 2005                                    8
Consolidated  Statement of Income - Eleven Months Ended
June 30, 2005                                                                 9
Consolidated Statement of Stockholder's Equity - Eleven Months
ended June 30, 2005                                                          10
Consolidated Statement of Cash Flows - Eleven Months ended
June 30, 2005                                                                11
Notes to Consolidated Financial Statements                                   12

             Report Of Independent Registered Public Accounting Firm


Board of Directors
A-Mark Precious Metals, Inc.


We have audited the accompanying consolidated balance sheet of A-Mark Precious Metals, Inc. and subsidiaries (the "Company") as of June 30, 2005 and the related consolidated statements of income, shareholder's equity and cash flows for the eleven months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of A-Mark Precious Metals, Inc. and subsidiaries as of June 30, 2005 and the results of their operations and their cash flows for the eleven months then ended in conformity with accounting principles generally accepted in the United States of America.

/S/ Amper, Politziner & Mattia, P.C.

September 16, 2005
Edison, New Jersey

A-MARK PRECIOUS METALS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
 June 30, 2005
--------------------------------------------------------------------------------
(in thousands, except share data)

ASSETS

CURRENT ASSETS:
  Cash                                                              $ 1,566
  Receivables--net (Notes 2, 3, 7 and 8)                             10,192
  Inventories (Notes 2, 4, 8, 9 and 10)                              48,577
  Prepaid expenses and other current assets (Note 12)                   329
                                                                    -------

           Total current assets                                      60,664

FIXED ASSETS--Net (Notes 2 and 5)                                        35

                                                                    -------
TOTAL                                                               $60,699
                                                                    =======

LIABILITIES AND SHAREHOLDER'S EQUITY

CURRENT LIABILITIES:
  Accounts payable (Note 7)                                         $ 6,362
  Accrued liabilities                                                   927
  Due to Parent--net (Notes 2, 6 and 7)                                 231
  Lines of credit (Notes 4 and 8)                                    29,200
  Liability on borrowed metals (Notes 4, 8 and 9)                    16,343
                                                                    -------

           Total current liabilities                                 53,063
                                                                    -------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDER'S EQUITY:
  Common stock, no par value--authorized, 200 shares;
    issued and outstanding, 100 shares                                   75
  Additional paid-in capital                                          5,246
  Retained earnings                                                   2,315
                                                                    -------

           Total shareholder's equity                                 7,636
                                                                    -------

TOTAL                                                               $60,699
                                                                    =======


See accompanying notes to consolidated financial statements.

A-MARK PRECIOUS METALS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME
ELEVEN MONTHS ENDED JUNE 30, 2005
--------------------------------------------------------------------------------
(In thousands)


REVENUES (Notes 2 and 7)                                            $ 2,315,004
                                                                    -----------

COST OF SALES:
  Cost of product sold (Notes 2 and 7)                                2,311,825
  Net (gain) on commodity contracts (Notes 2, 9 and 10)                    (731)
                                                                    -----------

           Total cost of sales                                        2,311,094
                                                                    -----------

GROSS PROFIT                                                              3,910
                                                                    -----------

SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES (Notes 7, 10 and 11)                                           2,060

INTEREST INCOME (Notes 3 and 4)                                             774

INTEREST EXPENSE (Notes 4, 7 and 8)                                         970
                                                                    -----------

INCOME BEFORE PROVISION FOR INCOME TAXES                                  1,654

PROVISION FOR INCOME TAXES (Notes 2 and 6)                                  678
                                                                    -----------
NET INCOME                                                          $       976
                                                                    ===========

See accompanying notes to consolidated financial statements.


A-MARK PRECIOUS METALS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF SHAREHOLDER'S EQUITY
FOR THE ELEVEN MONTHS ENDED JUNE 30, 2005
----------------------------------------------------------------------------------------------
(In Thousands)

                                                   Additional
                                     Common          Paid-In         Retained
                                      Stock          Capital         Earnings         Total
                                      -----          -------         --------         -----

BALANCE, AUGUST 1, 2004                  75           5,246            1,339           6,660

  Net income                                                             976             976
                                     ------          ------           ------          ------

BALANCE, JUNE 30, 2005               $   75          $5,246           $2,315          $7,636
                                     ======          ======           ======          ======


See accompanying notes to consolidated financial statements.

A-MARK PRECIOUS METALS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE ELEVEN MONTHS ENDED JUNE 30, 2005
--------------------------------------------------------------------------------
(In thousands)


CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                           $    976
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization                                            33
    Changes in operating assets and liabilities:
      Receivables                                                        (2,865)
      Inventories                                                       (19,761)
      Prepaid expenses and other current assets                             252
      Accounts payable                                                      941
      Accrued liabilities                                                   (90)
                                                                       --------

           Net cash used in operating activities                        (20,514)
                                                                       --------

CASH FLOWS FROM INVESTING ACTIVITIES--Acquisition of
  fixed assets                                                               (9)
                                                                       --------

CASH FLOWS FROM FINANCING ACTIVITIES:

  Due to/from Parent                                                        360
  Net proceeds from lines of credit                                      14,736
  Liability on borrowed metals                                            3,187
                                                                       --------

           Net cash provided by financing activities                     18,283
                                                                       --------

NET INCREASE IN CASH                                                     (2,240)

CASH, BEGINNING OF YEAR                                                   3,806
                                                                       --------

CASH, END OF YEAR                                                      $  1,566
                                                                       ========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION--
Cash paid for interest                                                 $    937
                                                                       ========
Cash paid for income taxes                                             $     --
                                                                       ========

See accompanying notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE ELEVEN MONTHS ENDED JUNE 30, 2005
(In thousands unless otherwise indicated)
--------------------------------------------------------------------------------


1.  DESCRIPTION OF THE BUSINESS

   A-Mark Precious Metals, Inc. ("PMI"), its wholly owned subsidiary, A-M Handling Company ("AMH"), whose operations are not significant, and Yorktown Coin & Bullion Corporation ("Yorktown"), a wholly owned subsidiary whose operations were discontinued in fiscal 1999 (collectively, the "Company") and which was merged into PMI on July 31, 2004, are distributors and service providers to consumers, wholesalers, retailers and dealers of precious metals throughout the world from facilities located in Los Angeles, California. The Company is a wholly owned subsidiary of A-Mark Holding, Inc.

   A-Mark Holding, Inc. is wholly owned by another company (the "Parent"). The Parent is a holding company for a group of four affiliated companies operating as a precious metals retail company, a precious metals and collectibles auction house, a finance company, and a precious metals wholesale and retail company. The Parent is a wholly owned subsidiary of another company (the "Ultimate Parent").

   On July 15, 2005, Spectrum PMI, Inc. a newly formed acquisition entity owned 80% by Spectrum Numismatics International Inc., a wholly-owned subsidiary of Greg Manning Auctions, Inc. and 20% by Auctentia, S.L., a wholly owned subsidiary of Afinsa Bienes Tangibles, S.A. acquired all of the issued and outstanding capital stock of A-Mark Precious Metals, Inc. pursuant to a Stock Purchase Agreement dated as of July 15, 2005.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Consolidation--The consolidated financial statements include the accounts of PMI and its wholly owned subsidiaries, AMH and Yorktown. All significant intercompany balances and transactions have been eliminated in consolidation.

   Concentration of Credit Risk--Assets that potentially subject the Company to concentrations of credit risk consist principally of cash, receivables, loans of inventory to customers, and inventory hedging transactions. The Company's cash is placed with high quality major banks. Concentration of credit risk with respect to receivables is limited due to the large number of customers composing the Company's customer base, their geographic dispersion, and the collateralization of substantially all receivable balances. Based on an assessment of credit risk, the Company typically grants collateralized credit to its customers. Credit risk with respect to loans of inventory to customers is minimal, as substantially all amounts are secured by letters of credit issued by creditworthy financial institutions. The Company enters into inventory hedging transactions, principally utilizing metals commodity futures contracts traded on national futures exchanges or forward contracts, with only major financial institutions. Substantially all of these transactions are secured by the underlying metals positions.

   Concentration of Suppliers--The Company buys a majority of its precious metals from a limited number of suppliers. Management believes that numerous other suppliers are available and would provide similar products on comparable terms.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE ELEVEN MONTHS ENDED JUNE 30, 2005
(In thousands unless otherwise indicated)
--------------------------------------------------------------------------------


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

   Use of Estimates--The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Inventories--Inventories principally include bullion and bullion coins and are stated at published market values. The unrealized gain resulting from the difference between market value and cost of physical inventories at June 30, 2005 totaled $956, and is included as reduction of the cost of product sold in the accompanying consolidated statement of income. Such gains are generally offset by the results of hedging transactions, which have been reflected as net loss (gain) on commodity contracts in the consolidated statement- of income for the eleven months ended June 30, 2005.

   Fixed Assets and Depreciation--Fixed assets are stated at cost less accumulated depreciation. Depreciation is calculated using an accelerated method based on the estimated useful lives of the related assets, ranging from three to five years.

   Impairment of Long-Lived Assets--The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of such assets may not be recoverable. An impairment exists if the undiscounted cash flows generated by the Company's long-lived assets are less than the net book value of the related assets. If long-lived assets are impaired, an impairment loss is recognized and measured as the amount by which the carrying value exceeds the estimated fair value of those assets.

   Revenue Recognition--The Company records sales of precious metals upon shipment. The Company records revenues from its metal assaying and melting services after the related services are completed.

   Commodity Contracts--The net gain or loss on commodity contracts includes amounts recorded on the Company's outstanding commodity forwards and futures contracts and on open physical purchase and sale commitments. The Company records changes in the market value of its forwards and futures contracts as income or loss, the effect of which is to offset changes in market values of the underlying metals positions (see Note 9). The underlying commodity contract value is treated as an off-balance-sheet item and not recorded in the financial statements.

   Open forward contracts and purchase and sale commitments of inventories are marked to the current market value, with any difference between the market value and underlying contract value recorded as a gain or loss in the financial statements. In the statement of income the Company recorded a net unrealized loss on open commodity and forward contracts and purchase and sale commitments of ($1,407) and a net realized gain on closed commodity contracts of $2,138 for the eleven months ended June 30, 2005.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE ELEVEN MONTHS ENDED JUNE 30, 2005
(In thousands unless otherwise indicated)
--------------------------------------------------------------------------------


   2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

   Income Taxes-- Historically the Company's taxable income or loss was included in the consolidated federal and state income tax returns of the Ultimate Parent. The provision for income taxes is calculated as if the Company had filed a separate tax return as an independent company. The provision for income taxes is determined in accordance with Statement of Financial Accounting Standard ("SFAS") No. 109 "Accounting for Income Taxes". The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

   Fair Value of Financial Instruments--The recorded value of the Company's financial instruments approximates fair value based on their short-term nature and variable interest rates of its borrowing arrangements.

   New Accounting Pronouncements-- In May 2005, the FASB issued SFAS No 154 "Accounting Changes and Error Corrections - A Replacement of APB Opinion No. 20 and FASB Statement No. 3." This Statement requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. This Statement does not change the guidance for reporting the correction of an error in previously issued financial statements or a change in accounting estimate. The provisions of this Statement shall be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company is not able to assess at this time the future impact of this Statement on its consolidated financial position or results of operations.

   In December 2004, the FASB issued Statement No 153. "Exchanges of Nonmonetary Assets, an Amendment of APB Opinion No. 29" ("Statement No. 153"). Statement No. 153 is effective for nonmonetary asset exchanges occurring in the Company's fiscal year beginning July 1, 2005. Statement No. 153 requires that exchanges of productive assets be accounted for at fair value unless fair value cannot be reasonably determined or the transaction lacks commercial substance. Statement No. 153 is not expected to have a material impact on the Company's financial statements.

   In November 2004, the FASB issued SFAS No. 151, "Inventory Costs." SFAS 151 amends ARB No. 43, "Inventory Pricing," to clarify the accounting for certain costs as period expense. The Statement is effective for fiscal years beginning after June 15, 2005, however, early adoption of this Statement is permitted. The Company does not anticipate an impact from the adoption of this statement.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE ELEVEN MONTHS ENDED JUNE 30, 2005
(In thousands unless otherwise indicated)
--------------------------------------------------------------------------------


3.    RECEIVABLES

  Receivables consist of the following at June 30, 2005:

             Customer trade receivables                     $  5,644
             Wholesale trade advances                          3,134
             Due from brokers and other                        1,198
             Notes receivable                                    292
                                                            --------
                                                              10,268
             Allowance for doubtful accounts                     (76)
                                                            --------

                                                              10,192
                                                            ========

   Customer trade receivables represent short-term, non interest-bearing amounts due from metal sales and are generally secured by the related metals stored with the Company, a security interest, or by a letter of credit issued on behalf of the customer. Advances on refined materials represent metals advanced to customers, secured by unrefined materials received from the customer. These advances are limited to a portion of the unrefined materials received. Wholesale trade advances are unsecured, short-term, non interest-bearing advances made to wholesale metals dealers and government mints. The Company periodically extends short-term credit through the issuance of notes receivable to preapproved customers at interest rates determined on a customer-by-customer basis. Due from brokers and other principally consists of amounts due from brokers related to commodity hedging transactions (see Note 9).

4.  INVENTORIES

   Inventories include amounts borrowed from various suppliers under ongoing agreements (see Note 8), totaling $16,343 at June 30, 2005. The Company also hedges substantially all of its physical inventories through commodity hedge transactions (see Note 9). The Company periodically loans metals to customers on a short-term consignment basis, charging interest fees based on the value of the metal loaned. Inventories loaned under consignment arrangements to customers at June 30, 2005 totaled $3,988. Substantially all inventory loaned under consignment arrangements is secured by letters of credit issued by major financial institutions for the benefit of the Company or insured under an all-risk insurance policy with the Company as the loss-payee.

5.  FIXED ASSETS

  Fixed assets consist of the following at June 30, 2005:

             Office furniture and fixtures                      $  91
             Office equipment                                     335
             Computer equipment                                   148
             Computer software                                     44
                                                               ------
                                                                  618
             Accumulated depreciation                            (583)
                                                               ------

                                                                $  35
                                                               ======

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE ELEVEN MONTHS ENDED JUNE 30, 2005
(In thousands unless otherwise indicated)
--------------------------------------------------------------------------------


6.  INCOME TAXES

   The provision for income taxes consists of the following for the eleven months ended June 30, 2005:

             Current:
               Federal                                    $268
               State                                        75
                                                          ----

             Total current provision                       343
                                                          ----

             Deferred:
               Federal                                     286
               State                                        49
                                                          ----

             Total deferred provision                      335
                                                          ----

                                                          $678
                                                          ====

   The effective tax rate (benefit) varied from the statutory rate as follows:

      Statutory federal income tax rate                      35 %
      State income taxes, net of federal benefit              6 %
      Certain non-deductible expenses                         - %
                                                            ----
                                                             41%
                                                            ====

   Deferred tax attributes resulting from differences between financial accounting amounts and tax basis of assets and liabilities at June 30, 2005 are as follows:

      Current assets and liabilities:
      Inventory mark to market adjustment                $  392
      Unrealized losses on commodity contracts              (57)
                                                         ------
      Net current deferred tax liability                 $  335
                                                         ======

   Net deferred income taxes represented a net deferred tax liability of $335 at June 30, 2005, and is included in due to/from Parent in the accompanying consolidated balance sheet.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE ELEVEN MONTHS ENDED JUNE 30, 2005
(In thousands unless otherwise indicated)
--------------------------------------------------------------------------------


7.  RELATED PARTY TRANSACTIONS

   Due to/from Parent consists principally of working capital advances or withdrawals, inventory purchases, merchandise sales, and the allocation of certain general expenses, including income taxes incurred by the Company on behalf of the Parent and certain other allocations (see Note 2). The Parent will also pay certain expenses on behalf of the Company. General expenses incurred by the Parent are charged to the respective benefiting subsidiaries based upon a comprehensive allocation method designed to approximate the amount that would have been paid by the subsidiary on a separate basis. The net amount of expenses incurred by the Company on behalf of the Parent totaled $2,589 during the eleven months ended June 30, 2005. Net working capital advances made by the Parent to the Company totaled $2,950 during the eleven months ended June 30, 2005. Due to Parent amounts represent the net of expenses incurred and working capital advances made and bear interest of 4.04% at June 30, 2005. Related net interest income totaled $2 for the eleven months ended June 30, 2005.

   Sales to a Parent-affiliated company of $20,842 and from the affiliate of $13,553 for the eleven months ended June 30, 2005 are included in revenues and cost of products sold. Amounts due to the affiliate totaled $1 at June 30, 2005 and are included in accounts payable and receivables in the accompanying consolidated balance sheets.

8.  BORROWING ARRANGEMENTS

   The Company has a borrowing facility ("Credit Facility") with a group of financial institutions under an intercreditor agreement, which provides for lines of credit of up to $50,000, including a facility for letters of credit up to a maximum of $50,000. The Company routinely uses the Credit Facility to purchase metals from its suppliers and for operating cash flow purposes. Amounts under the Credit Facility bear interest based on London Interbank Offered Rate ("LIBOR") plus a margin. Borrowings are due on demand and totaled $29,200 for lines of credit and $11,500 for letters of credit at June 30, 2005. Amounts borrowed under the Credit Facility are secured by the Company's receivables and inventories, and are guaranteed by the Parent.

   The Credit Facility contains certain restrictive financial covenants that require the Company and the Parent to maintain a minimum level of tangible net worth, as defined, and a minimum ratio of tangible net worth to liabilities, among other items.

   The Company also borrows metals from several of its suppliers under short-term agreements bearing interest at a designated rate. Amounts under these agreements are due at maturity and require repayment either in the form of metals borrowed or cash. The Company had net borrowed metals included in inventories with market values totaling $16,343 at June 30, 2005. Certain of these metals are secured by letters of credit issued under the Company's Credit Facility, which totaled $11,500 at June 30, 2005.

   Interest expense related to the Company's borrowing arrangements totaled $970 in the eleven months ended June 30, 2005.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE ELEVEN MONTHS ENDED JUNE 30, 2005
(In thousands unless otherwise indicated)
--------------------------------------------------------------------------------


9.  HEDGING TRANSACTIONS

   The Company manages the value of certain specific assets and liabilities, including inventories, accounts receivable and accounts payable, by employing a variety of strategies. These strategies include diversification of risk exposures and hedging through the purchase or sale of positions in related financial instruments, including a variety of derivative products such as forwards and futures.

   The Company's inventories and purchase and sale transactions consist primarily of precious metal-bearing products. The value of these assets and liabilities is linked to the prevailing price of the underlying precious metals and the interest component of the cost of carry. The Company's precious metals inventories are subject to market value changes, created by changes in the underlying commodity markets. Inventories purchased by the Company outright are subject to price changes while inventories borrowed from third-party suppliers are not. These transactions are considered natural hedges, since changes in value of the metal held are offset by the obligation to return the metal to the supplier.

   Open purchase and sale commitments are subject to changes in value between the time the purchase or sale price is fixed and metal is received or delivered. The Company seeks to minimize the effect of price changes of the underlying commodity through the use of financial instruments. The Company uses forward and futures contracts to manage the commodity price exposure arising from the existence of these assets and liabilities.

   The Company's policy is to remain substantially hedged, as to its inventory position and as to its purchase and sale commitments, at all times. The Company regularly enters into commodity forward and futures contracts with major financial institutions to hedge price changes that would cause changes in the value of its physical metals positions and purchase commitments and sale commitments. The Company has access to all of the precious metals markets, allowing it to place hedges. However, the Company also maintains relationships with major market-makers in every major precious metals dealing center.

   Financial instruments designated as fair value hedges under SFAS No. 133 are marked to market on a daily basis. The gain or loss from revaluing these instruments is reported as unrealized gain or loss on commodity contracts with the related unrealized amounts due from or to counterparties included in receivables from or payable to brokers, dealers and clearing organizations. Gains or losses resulting from the termination of hedge contracts are reported as realized gain or loss on commodity contracts.

   Credit and position risk limits are set by the Company's management. These limits include gross position limits for counterparties engaged in purchase and sales transactions with the Company. They also include collateral limits for different types of purchase and sale transactions that counterparties may engage in from time to time.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE ELEVEN MONTHS ENDED JUNE 30, 2005
(In thousands unless otherwise indicated)
--------------------------------------------------------------------------------


9.    HEDGING TRANSACTIONS (CONTINUED)

   A summary of the market values of the Company's physical inventory positions, purchase and sale commitments, and its outstanding forwards and futures contracts is as follows at June 30, 2005:

Inventories at market value                                           $ 48,758
Unhedged inventory and numismatic coin inventory                          (352)
                                                                      --------

Bullion and bullion coin inventories at market value                    48,406
Open inventory purchase commitments                                     26,148
Unhedgeable premium on metals positions                                   (874)
Open inventory sale commitments                                        (18,077)
Margin sale commitments                                                 (2,345)
Inventories under natural hedges:
  Inventory borrowed from suppliers                                    (16,343)
  Advances on industrial metals                                            554
                                                                      --------

Inventory subject to price risk                                         37,469
                                                                      --------

Inventory fair value hedge transactions offsetting price risk:
  Precious metals forward contract sales at market values                5,464
  Precious metals futures contract sales at market values               32,004
                                                                      --------

Total market value on inventory hedge transactions                      37,468
                                                                      --------

Net unhedged metals position at market                                $      1
                                                                      ========

10. COMMITMENTS AND CONTINGENCIES

   The Company had outstanding purchase and sale commitments arising in the normal course of business totaling $26,148 and $18,077, respectively, at June 30, 2005. The Company also had purchase and sale commitments related to open forward and futures contracts used in hedging its inventories totaling $5,464 and $32,004, respectively, at June 30, 2005.

   The contract amounts of these forward and futures contracts and the open purchase and sale orders are not reflected in the accompanying consolidated balance sheets. The difference between the market price of the underlying metal and contract or trade amount is recorded as part of the net loss on commodity contracts (see Note 2) and amounted to an unrealized loss of $1,407 for the eleven months ended June 30, 2005.

   The Ultimate Parent subleases office facilities to the Company under an operating lease expiring in 2007. The lease requires the payment of the related property taxes, insurance, maintenance and other costs for the leased property. Under a sublease with the Ultimate Parent, rent expense allocated to the Company for the eleven months ended June 30, 2005 was $98.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE ELEVEN MONTHS ENDED JUNE 30, 2005
(In thousands unless otherwise indicated)
--------------------------------------------------------------------------------


   Pursuant to the terms of the sale described in Note 1, the company is subleasing its premises from the former ultimate parent for approximately $10 per month. The Company can exit the premises at any time with 6 months' notice.

11. EMPLOYEE BENEFIT PLAN

   The Ultimate Parent has a 401(k) savings plan (the "Plan"). Employees of the Company who have completed six months of service and have reached age 21 are eligible to participate in the Plan through deferrals of salary. Contributions to the Plan by the Ultimate Parent are discretionary and determined annually. The Ultimate Parent contributed $2 on behalf of the employees of the Company for the eleven months ended June 30, 2005. Such contributions have been allocated to the Company and are reflected in selling, general and administrative expenses in the accompanying consolidated statements of income.